EXHIBIT 5.1
October 28, 2009
Ashford Hospitality Trust, Inc.
14185 Dallas Parkway, Suite 1100
Dallas, Texas 75254
Ladies and Gentlemen:
          We have acted as counsel for Ashford Hospitality Trust, Inc., a Maryland corporation (the “Company”), in connection with the preparation of a Form S-3 registration statement (the “Registration Statement”) filed with the Securities and Exchange Commission (the “Commission”) on October 28, 2009, with respect to the offer and sale of securities with an aggregate public offering price up to $300,000,000. The securities offered and sold pursuant to the Registration Statement (collectively, the “Securities”) may be all or any combination of:
     (i) shares of common stock, par value $0.01 per share (the “Common Stock”);
     (ii) shares of preferred stock, par value $0.01 per share, in one or more series (the “Preferred Stock”);
     (iii) debt securities, in one or more series, any series of which may be either senior debt securities or subordinated debt securities (collectively, “Debt Securities”);
     (iv) warrants to purchase Common Stock, Preferred Stock or Debt Securities (the “Warrants”); and
     (v) rights to purchase Common Stock, Preferred Stock or Debt Securities (the “Rights”).
          The Company may offer and sell the Securities, from time to time pursuant to the Registration Statement and Rule 415 of the Securities Act of 1933, as amended (the “Securities Act”). The Securities will be sold or delivered from time to time in amounts, at prices and on terms to be determined at the time of the offering as set forth in the Registration Statement, any amendment thereto, the prospectus contained therein (the “Prospectus”) and supplements to the Prospectus (each, a “Prospectus Supplement”). The Debt Securities will be issued under indentures (each an “Indenture”), applicable forms of which will be filed by amendment or incorporated by reference in connection with the offering of any Debt Securities, as appropriate.
          We have examined the Registration Statement relating to the proposed offering and sale from time to time of the Securities and the Prospectus. We have also examined such other documents, records and instruments as we have deemed necessary or appropriate for the basis of

Ashford Hospitality Trust Inc.
October 28, 2009

the opinions hereinafter expressed. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as copies, and the authenticity of the originals of such documents submitted to us as copies. We have further assumed that, at and prior to the time of the sale and delivery of any Securities pursuant to the Registration Statement the Board of Directors of the Company (or a duly authorized committee thereof) will have duly established the rights, powers, privileges and preferences and other terms, if any of any class or series, as applicable of the Debt Securities, the Warrants or the Rights.
          The opinions expressed below, relating to whether the Securities described therein will be legal, valid and binding obligations of the Company, are subject to the exception that enforcement thereof may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, reorganization, liquidation, receivership, conservatorship, readjustment of debt, arrangement, moratorium or other laws relating to or affecting the rights of creditors generally and general principles of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable remedies, regardless of whether such enforceability is considered in a proceeding in equity or at law.
          Based upon the foregoing and in reliance thereon and subject to the qualifications hereinafter specified, we are of the opinion that:
     1. The Debt Securities will be valid and binding obligations of the Company when (a) no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect and the related Indenture shall be filed by amendment to or incorporated by reference in the Registration Statement and shall have been qualified under the Trust Indenture Act of 1939, as amended, and such Indenture shall have been duly authorized, executed and delivered by the Company and the trustee named in such Indenture (the “Indenture Trustee”), (b) a Prospectus Supplement with respect to such series of Debt Securities shall have been filed with the Commission pursuant to Rule 424 under the Securities Act, (c) the Company’s Board of Directors (or a duly authorized committee thereof) shall have duly adopted final resolutions (the “Final Debt Resolutions”) authorizing the issuance and sale of such Debt Securities, as contemplated by the Registration Statement, the Prospectus, the applicable Prospectus Supplement and the applicable Indenture and (d) such Debt Securities shall have been (i) duly executed by the Company and authenticated by the Indenture Trustee as provided in the Indenture and the Final Debt Resolutions and (ii) duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the applicable Indenture and the Final Debt Resolutions.
     2. The Warrants will be valid and binding obligations of the Company when (a) no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, (b) a Prospectus Supplement with respect to such Warrants shall have been filed with the Commission pursuant to Rule 424 under the Securities Act, (c) the Company’s Board of Directors (or a duly authorized committee thereof) shall have duly adopted final resolutions (the “Final Warrant Resolutions”) authorizing the issuance and sale of such Warrants as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and

Ashford Hospitality Trust Inc.
October 28, 2009

approving one or more warrant agreements, including a form of warrant set forth therein or related thereto (each, a “Warrant Agreement”), establishing the terms and conditions of such Warrants, between the Company and a financial institution identified therein as warrant agent (each, a “Warrant Agent”), (d) the applicable Warrant Agreement shall have been duly executed and delivered by the Company and the Warrant Agent, and (e) such Warrants shall have been (i) duly executed by the Company and authenticated and registered by the Warrant Agent as provided in the applicable Warrant Agreement and the Final Warrant Resolutions and (ii) duly delivered to the purchasers thereof against payment of the agreed consideration therefor, as provided in the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the applicable Warrant Agreement and the Final Warrant Resolutions.
     3. The Rights will be valid and binding obligations of the Company when (a) no stop order suspending the Registration Statement’s effectiveness will have been issued and remain in effect, (b) a Prospectus Supplement with respect to such Rights shall have been filed with the Commission pursuant to Rule 424 under the Securities Act, (c) the Company’s Board of Directors (or a duly authorized committee thereof) shall have duly adopted final resolutions (the “Final Rights Resolutions”) authorizing the issuance and sale of such Rights as contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement and approving one or more rights certificates related thereto (each, a “Rights Certificate”), establishing the terms and conditions of such Rights, (d) the applicable Rights Certificate shall have been (i) duly executed and delivered by the Company, (ii) duly delivered to purchasers thereof against payment of the consideration therefor as provided in the Registration Statement, the Prospectus, the applicable Prospectus Supplement, the applicable Rights Certificate and the Final Rights Resolutions.
          The opinions expressed herein are limited exclusively to the federal laws of the United States of America and the laws of the State of New York, and we are expressing no opinion as to the effect of the laws of any other jurisdiction, domestic or foreign.
          We consent to the filing of this opinion as an exhibit to the Registration Statement and further consent to the use of our name in the Registration Statement, including the Prospectus constituting a part thereof, and any amendments or supplements thereto, under the caption “Legal Matters” in the Registration Statement and in the Prospectus. By giving such consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission issued thereunder.

Sincerely yours,
/s/ ANDREWS KURTH LLP